UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 26, 2011

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 Scotts Valley Drive, Suite 110
Scotts Valley, California 95066
(Address of principal executive offices, including zip code)

(831) 438-8200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by VirnetX Holding Corporation, a Delaware corporation (the “Company”) on June 1, 2011 (the “Original Form 8-K”). The Original Form 8-K was filed with the Securities and Exchange Commission (the “SEC”) to report the results of the matters submitted to a vote by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on May 26, 2011 (the “Annual Meeting”). This Amendment is being filed to disclose the Company’s decision regarding how frequently it will conduct future non-binding, advisory votes on executive compensation.  This Amendment is also being filed to correct certain typographical errors included in the definitive proxy statement filed on April 26, 2011 with the SEC in connection with the Annual Meeting (the “Proxy Statement”).

Item 5.07.	Submission of Matters to a Vote of Security Holders

Board Adopts Stockholders’ Recommendation on Frequency of Advisory Votes on Executive Compensation

As previously reported in the Original Form 8-K, in a non-binding, advisory vote held at the Annual Meeting, the Company’s stockholders voted to recommend, on a non-binding, advisory basis, that the Company hold future non-binding, advisory votes on executive compensation every three years. The Company’s Board of Directors has considered the outcome of this non-binding, advisory vote, and determined on August 8, 2011 that the Company will hold future non-binding, advisory votes on executive compensation every three years until the Company’s Board of Directors otherwise determines or until the next required vote on the frequency of non-binding, advisory votes on executive compensation. The next required vote on the frequency of non-binding, advisory votes on executive compensation is expected to occur no later than the Company’s annual meeting of stockholders in 2017.

Stockholder Proposals and Nominations for the 2012 Annual Meeting of Stockholders

The Proxy Statement contained typographical errors on page 12 under the section entitled “General Questions and Answers about this Proxy Material and Voting—How do I submit a stockholder proposal for the 2012 Annual Meeting of Stockholders?” with respect to the deadlines by which stockholders of the Company may present proper proposals for inclusion in the Company’s proxy statement or for consideration at the next annual meeting in order for such proposals to be timely.

The correct deadline by which proper stockholder proposals must be received by the Company in order for such proposals to be considered for inclusion in the proxy statement for the 2012 Annual Meeting is December 28, 2011.  The correct deadline by which notice of proposals for action at the 2012 Annual Meeting must be received by the Company, in order for such proposals to be considered timely, is no earlier than January 27, 2012 and no later than February 26, 2012, unless the 2012 Annual Meeting is held (i) more than 30 days before or 60 days after the anniversary of the Annual Meeting and (ii) less than 60 days notice or prior public disclosure of the date of the meeting is given, then the notice must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

A corrected version of the section of the Proxy Statement entitled “General Questions and Answers about this Proxy Material and Voting—How do I submit a stockholder proposal for the 2012 Annual Meeting of Stockholders?” is set forth below.  All other information under such section remains unchanged.

How do I submit a stockholder proposal for the 2012 Annual Meeting of Stockholders?

Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Company in a timely manner. In order to be included in the proxy statement for the 2012 annual meeting of stockholders, stockholder proposals must be received by the Company no later than December 28, 2011, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company’s proxy statement. In general, such proposals, including the information required by the Company’s bylaws, must be received by the Company not earlier than January 27, 2012 and not later than February 26, 2012.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the 2011 annual meeting and less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Company’s advance notice procedure requires that such proposal including certain information, as described in the Company’s bylaws, must be received by the Company not later than the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

If a stockholder fails to give notice of a stockholder proposal as required by our bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for our 2012 Annual Meeting of Stockholders and the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2012 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: August 12, 2011	By:	/s/ Kendall Larsen
Kendall Larsen Chief Executive Officer